UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 31, 2023

BRAEMAR HOTELS & RESORTS INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35972	46-2488594
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1200 Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BHR	New York Stock Exchange
Preferred Stock, Series B	BHR-PB	New York Stock Exchange
Preferred Stock, Series D	BHR-PD	New York Stock Exchange

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth under Item 2.03 below is incorporated by reference into this Item 1.01. The Credit Agreement (as defined below) is filed with this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

ITEM 2.03             CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On July 31, 2023, Braemar Hotels & Resorts Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Braemar Hospitality Limited Partnership, a subsidiary of the Company (the “Borrower”), the lenders party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent and L/C Issuer (as defined in the Credit Agreement). Bank of America, N.A. acted as administrative agent and lead arranger on the transaction. Syndicate bank participants include TBK Bank and MidFirst Bank.

The Credit Agreement evidences a $200 million senior secured credit facility (the “Facility”) comprised of a senior secured term loan facility of $150 million (the “Term Loan Facility”) and a senior secured revolving credit facility of $50 million (the “Revolving Credit Facility”). Upon satisfaction of certain conditions, including the addition of new Borrowing Base Properties (as defined in the Credit Agreement), the Facility may be increased to a size of not more than $400 million in the aggregate. The maximum availability under the Facility is determined on a quarterly basis and limited to the lesser of (i) $200 million (subject to increase of up to $400 million in the aggregate); (ii) 55% of the appraised value of all Borrowing Base Properties; and (iii) the DSC Amount (as defined below). The initial Borrowing Base Properties include the Company’s Ritz-Carlton Sarasota, Bardessono Hotel and Spa and Hotel Yountville hotel properties (the “Initial Borrowing Base Properties”). The “DSC Amount” means the maximum principal amount that can be supported from the Adjusted NOI (as defined in the Credit Agreement) from the Borrowing Base Properties assuming (i) a 30-year amortization and an interest rate which is the greater of (a) the ten (10) year U.S. Treasury Rate plus 2.50% and (b) 7.50%; and (ii) a minimum debt service coverage of 1.75 to 1.00.

The Company expects to use the Facility for general corporate purposes, which may include working capital, acquisitions and refinancing existing debt. The proceeds of the Term Loan Facility were used to repay the mortgage debt associated with the Initial Borrowing Base Properties. In addition, at closing, the Company drew down approximately $46 million under the Revolving Credit Facility.

The Facility is a three-year interest-only facility with all outstanding principal due at maturity, with a one-year extension option, subject to the satisfaction of certain conditions including the payment of an Extension Fee (as defined in the Credit Agreement) equal to 20 basis points (0.20%) of the outstanding Facility amount.

The Credit Agreement is guaranteed by the Company, the Borrower and certain other eligible subsidiaries of the Company and secured by: (i) perfected lien mortgages or deeds of trust and security interests in the Borrowing Base Properties; (ii) assignments of leases and rents with respect to the Borrowing Base Properties; (iii) assignments of all management agreements, franchise agreements, licenses and other material agreements relating to the Borrowing Base Properties; (iv) perfected first priority liens on all reserve accounts and all operating accounts related to each Borrowing Base Property; and (v) perfected first priority liens on and security interests in each subsidiary guarantor owning a Borrowing Base Property.

Borrowings under the Credit Agreement will bear interest at Daily SOFR or Term SOFR plus 10 basis points (with a 0% floor) plus the applicable margin. Depending on the Company’s Net Debt to EBITDA ratio, the applicable margin for SOFR ranges from 2.25% to 3.00%. Default interest would accrue at the applicable rate plus 2.0%.

The Facility contains customary terms, covenants, negative covenants, events of default, limitations and other conditions for credit facilities of this type. Subject to certain exceptions, the Company and the Borrower are subject to restrictions on incurring additional indebtedness and liens, investments, mergers and fundamental changes, sales or other dispositions of property, dividends and stock redemptions, changes in the nature of the Borrower’s business, transactions with affiliates and burdensome agreements.

Financial covenants are generally based on the financial condition and results of operations of the Company and its consolidated subsidiaries and include, among others, the following:

(i)            a Consolidated Leverage Ratio (i.e., Consolidated Net Debt to the Consolidated Total Asset Value) of not more than 55%; and

(ii)           a Consolidated Fixed Charge Coverage Ratio (FCCR) (i.e., the ratio of Consolidated Adjusted EBITDA to Consolidated Fixed Charges) of not less than (i) prior to December 31, 2024, 1.10 to 1.0 and (ii) thereafter, 1.25 to 1.0.

The Credit Agreement includes customary events of default, and the occurrence of an event of default will permit the Lenders to terminate commitments to lend under the Credit Agreement and accelerate payments of all amounts outstanding thereunder.

The foregoing summary is qualified in its entirety by reference to the Credit Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE.

On August 1, 2023, the Company issued a press release announcing the closing of the Facility, a copy of which is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)            Exhibits

Exhibit Number	Description

10.1*	Credit Agreement, dated as of July 31, 2023, by and among Braemar Hospitality Limited Partnership, Braemar Hotels & Resorts Inc., the lenders party thereto and Bank of America, N.A.

99.1	Press Release of the Company, dated August 1, 2023.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

* Certain of the schedules to the Credit Agreement have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish copies of any such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAEMAR HOTELS & RESORTS INC.

Dated: August 1, 2023	By:	/s/ Alex Rose
Alex Rose
Executive Vice President, General Counsel & Secretary